Exhibit 99.1

FOR IMMEDIATE RELEASE

M/I Homes Reports Unit Results for the Third Quarter of 2008

Columbus, Ohio (October 9, 2008) - M/I Homes, Inc. (NYSE:MHO) announced homes delivered and new contracts for the three- and nine-month periods ended September 30, 2008 and backlog as of the end of the period.

New contracts for 2008’s third quarter were 456, down 19% from 2007’s third quarter of 561.  For the 2008 nine-month period, new contracts declined 30%, to 1,540 from 2,191 in 2007.  Homes delivered for the 2008 third quarter decreased 29%, to 555 from 2007’s 787.  For the nine-month period ended September 30, 2008, homes delivered were 1,507, down 33% from 2,246 in the same period of 2007.  The Company’s cancellation rate was 32% in the third quarter of 2008, compared to 38% in the comparable 2007 quarter.  The sales value of backlog of homes at September 30, 2008 was $212 million, with backlog units of 781 and an average sales price of $272,000.  The backlog of homes at the same time last year had a sales value of $481 million, with backlog units of 1,468 and an average sales price of $327,000.  M/I Homes had 138 active communities at September 30, 2008 compared to 159 at September 30, 2007.  In addition, at the end of the quarter, the Company had no borrowings under its $250 million unsecured homebuilding credit facility.

The Company expects to report third quarter financial results on October 30, 2008.  You are invited to listen to the conference call over the Internet at 4:00 p.m. Eastern Time.  To hear the call, log on to the M/I Homes website at mihomes.com, click on “Investors” and select “Listen to the Conference Call.”  The call, along with non-GAAP financial measures, will be available through October 2009.

M/I Homes, Inc. is one of the nation’s leading builders of single-family homes, having delivered over 72,000 homes.  The company’s homes are marketed and sold under the trade names M/I Homes and Showcase Homes.  The company has homebuilding operations in Columbus and Cincinnati, Ohio; Chicago, Illinois; Indianapolis, Indiana; Tampa and Orlando, Florida; Charlotte and Raleigh, North Carolina; and the Virginia and Maryland suburbs of Washington, D.C.

Certain statements in this Press Release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements.  These statements involve a number of risks and uncertainties.  Any forward-looking statements that we make herein and in future reports and statements are not guarantees of future performance, and actual results may differ materially from those in such forward-looking statements as a result of various factors relating to the economic environment, interest rates, availability of resources, competition, market concentration, land development activities and various governmental rules and regulations as more fully discussed in the Risk Factors section in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.  All forward-looking statements made in this Press Release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this Press Release will increase with the passage of time.  The Company undertakes no duty to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.  However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.

Contact M/I Homes, Inc.
Phillip G. Creek, Executive Vice President and Chief Financial Officer, (614) 418-8011
Ann Marie W. Hunker, Vice President and Corporate Controller, (614) 418-8225
investorrelations@mihomes.com

M/I HOMES, INC.
Homebuilding Operational Data

NEW CONTRACTS
	Three months ended			Nine months ended
	September 30,			September 30,
			%			%
Region	2008	2007	Change	2008	2007	Change

Midwest	238	252	(6)	726	1,056	(31)

Florida*	87	130	(33)	374	430	(13)

Mid-Atlantic	131	164	(20)	440	673	(35)

Continuing Operations	456	546	(16)	1,540	2,159	(29)

Discontinued Operations*	-	15	-	-	32	-

Consolidated Total	456	561	(19)	1,540	2,191	(30)

HOMES DELIVERED
	Three months ended			Nine months ended
	September 30,			September 30,
			%			%
Region	2008	2007	Change	2008	2007	Change

Midwest	257	376	(32)	673	993	(32)

Florida*	105	174	(40)	355	629	(44)

Mid-Atlantic	193	215	(10)	443	567	(22)

Continuing Operations	555	765	(27)	1,471	2,189	(33)

Discontinued Operations*	-	22	-	36	57	(37)

Consolidated Total	555	787	(29)	1,507	2,246	(33)

BACKLOG
	September 30, 2008			September 30, 2007
		Dollars	Average		Dollars	Average
Region	Units	(millions)	Sales Price	Units	(millions)	Sales Price

Midwest	444	109	$247,000	695	184	$264,000

Florida*	140	41	$291,000	294	96	$327,000

Mid-Atlantic	197	62	$315,000	414	170	$411,000

Continuing Operations	781	212	$272,000	1,403	450	$321,000

Discontinued Operations*	-	-	-	65	31	$474,000

Consolidated Total	781	212	$272,000	1,468	481	$327,000

*The Florida Region and Continuing Operations exclude the Company’s West Palm Beach Division, which is now classified as a Discontinued Operation.